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                                                                    Exhibit 1.01


                               Dated May 21, 1998





                                  INTUIT INC.





                             UNDERWRITING AGREEMENT


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                                  INTUIT INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                    May 21, 1998
To:
DEUTSCHE MORGAN GRENFELL INC.
and the other Underwriters
named in Schedule II hereto

c/o Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Dear Sirs:

                 Intuit Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (the one or more firms acting in such capacities, the "Representatives"), as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be references to the Underwriters.

Section 1. Underwriting. Subject to the terms and conditions contained herein:

         (a) The Company proposes to issue and sell the number of shares of common stock, $0.01 per share par value (the "Common Stock"), of the Company (the "Firm Shares") identified in Schedule I hereto to the several Underwriters. The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of Common Stock (the "Option Shares" and, together with the Firm Shares, the "Shares") identified in
Schedule I hereto if requested by the Representatives as provided in Section 2(b) hereof.

         (b) Upon your authorization of the release of the Firm Shares, the Underwriters propose to make a public offering (the "Offering") of the Firm Shares upon the terms set forth in the Prospectus (as defined below) as soon after the Registration Statement (as defined below) and this Agreement have become effective as in the Representatives' sole judgment is advisable. As used in this Agreement, the term "Effective Date" shall mean each date that the registration statement and any post-effective amendment or amendments thereto became or become effective; the term "Original Registration Statement" means the Registration Statement referred to in Section 5(a)(i) below, as amended at the time when it was or is declared effective, including incorporated documents, financial schedules and exhibits thereto, including any Rule 430A Information (as defined below) deemed to be included therein at the Effective Date as provided





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by Rule 430A and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined below), also means such registration statement as so amended; the term "Rule 430A Information" means information permitted to be omitted from the Original Registration Statement when it becomes effective pursuant to Rule 430A; the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") (including the Registration Statement and any Preliminary Prospectus (as defined below) or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Basic Prospectus" shall mean the prospectus referred to in Section 5(a)(i) below contained in the Registration Statement at the Effective Date including, in the case of a Rule 430A Offering (as defined below), any Preliminary Prospectus; the term "Preliminary Prospectus" means the preliminary prospectus supplement to the Basic Prospectus used with respect to the Offering prior to the filing of the Prospectus; the term "Prospectus" means:

                 (i) the prospectus supplement to the Basic Prospectus with respect to the Offering first filed with the Commission pursuant to Rule 424(b) under the Securities Act on or after the date hereof, together with the Basic Prospectus;

                 (ii) if, in the case of a Rule 430A Offering, no prospectus supplement is required to be filed pursuant to Rule 424(b) under the Securities Act, the form of final prospectus supplement to the Basic Prospectus, including the Basic Prospectus, included in the Registration Statement at the Effective Date; or

                 (iii)    for purposes of the representations and warranties in
Section 5 hereof, if the prospectus is not in existence, the Basic Prospectus and the most recent Preliminary Prospectus, if any.

"Rule 415", "Rule 424" and "Rule 430A" refer to such rules or regulations under the Securities Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Rule 430A Offering" means an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than





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Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof. A "Rule 415 Offering" means an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Whether the offering of the Shares is a Rule 430A Offering or a Rule 415 Offering shall be set forth in Schedule I hereto.

Section 2.       Purchase and Closing.

         (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per Share set forth in Schedule I hereto (the "Purchase Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. Firm Shares shall be registered by American Stock Transfer & Trust Company in the name of the nominee of the Depository Trust Company ("DTC"), Cede & Co. ("Cede & Co."), and credited to the accounts of such of its participants as the Representatives shall request, upon notice to the Company at least 48 hours prior to the First Closing Date (as defined below), with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriters duly paid, against payment by or on behalf of the Underwriters to the account of the Company of the aggregate Purchase Price therefor by wire transfer in immediately available funds at the date, time and place as set forth on Schedule I hereto. Such time and date of delivery against payment are herein referred to as the "First Closing Date", and the implementation of all the actions described in this
Section 2(a) is herein referred to as the "First Closing".

         (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Shares. The purchase price to be paid for any Option Shares shall be the same as the Purchase Price for the Firm Shares set forth above in paragraph (a) of this Section 2. The option granted hereby may be exercised as to all or any part of the Option Shares from time to time within thirty (30) days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange and the Nasdaq Stock Market's National Market (the "Nasdaq National Market") is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are then exercising the option and the date and time for delivery or registry of and payment for such Option Shares. Any such date of delivery or registry shall be determined by the Representatives but shall not be earlier than two business days or later than five business days after such exercise





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of the option and, in any event, shall not be earlier than the First Closing
Date. The time and date set forth in such notice, or such other time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 2(a) hereof, is herein called an "Option Closing Date" with respect to such Option Shares, and the implementation of all the actions described in this Section 2(b) is herein referred to as the "Option Closing". As used in this Agreement, the term "Closing Date" means either the First Closing Date or any Option Closing Date, as applicable, and the term "Closing" means either the First Closing or any Option Closing, as applicable. If the option is exercised as to all or any portion of the Option Shares, then either one or more certificates in definitive form for such Option Shares shall be delivered or, if such Option Shares are to be held through DTC, such Option Shares shall be registered and credited, on the related Option Closing Date in the same manner, and upon the same terms and conditions, set forth in paragraph
(a) of this Section 2, except that reference therein to the Firm Shares and the First Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Shares and Option Closing Date, respectively. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Shares as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Shares, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

         (c) The Company hereby acknowledges that the payment of monies pursuant to Section 2(a) or 2(b) hereof (a "Payment") by or on behalf of the Underwriters of the aggregate Purchase Price for any Shares does not constitute closing of a purchase and sale of the Shares. Only execution and delivery, by facsimile or otherwise, of a receipt for Shares by the Underwriters indicates completion of the closing of a purchase of the Shares from the Company. Furthermore, in the event that the Underwriters make a Payment to the Company prior to the completion of the Closing of a purchase of Shares, the Company hereby acknowledges that until the Underwriters execute and deliver such receipt for the Shares the Company will not be entitled to the Payment and shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the Closing of a purchase of Shares is not completed and the Payment is not returned by the Company to the Underwriters on the same day the Payment was received by the Company, the Company agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters' cost of financing as reasonably determined by the Representatives with reference to relevant then-current interest rates.

         (d) It is understood that any of you, individually and not as one of the Representatives, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Shares to be purchased by such Underwriter or Underwriters. No





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such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

Section 3. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

         (a)     The Company will:

                 (i) use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act. During any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company
(x) will comply with all requirements imposed upon it by the Securities Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (y) will not file with the Commission the Basic Prospectus or any amendment or supplement to such Basic Prospectus (including the Prospectus or any Preliminary Prospectus), any amendment to the Registration Statement (including the amendment referred to in the second sentence of Section 5(a)(i)) or any Rule 462(b) Registration Statement) unless the Representatives previously have been advised of, and furnished with a copy within a reasonable period of time prior to, the proposed filing and the Representatives shall have given their consent to such filing, which consent shall not be unreasonably withheld. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement hereto has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

                 (ii) without charge, provide (x) to the Representatives and to counsel for the Underwriters, an executed and a conformed copy of the Original Registration Statement and each amendment thereto or any Rule 462(b) Registration Statement (in each case including exhibits thereto), (y) to each other Underwriter, a conformed copy of the Original Registration Statement and each amendment thereto or any Rule 462(b) Registration Statement (in each case without exhibits thereto), and (z) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. Without limiting the application of clause (z) of the preceding sentence, the Company, not later than (I) 9:00 A.M., New York City time, on the business day following the date of determination of the





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public offering price, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (II) 6:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 12:00 noon, New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the First Closing Date.

                 (iii) advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (w) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any amendment thereto or any Rule 462(b) Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (x) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (y) the institution, threatening or contemplation of any proceeding for any purpose identified in the preceding clause (w) or (x), or (z) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

         (b) The Company will use good faith efforts, with the cooperation of the Representatives, to arrange for the qualification of the Shares for offering and sale in each jurisdiction as the Representatives shall reasonably designate including, but not limited to, pursuant to applicable state securities ("Blue Sky") laws of certain states of the United States of America or other U.S. jurisdictions, and the Company shall use its reasonable efforts to maintain such qualifications in effect for so long as may reasonably be necessary in order to complete the placement of the Shares; provided, however, that, notwithstanding the foregoing, the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (c) If, at any time prior to the final date when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or the rules or regulations of the Commission thereunder or applicable law, the Company will promptly notify the Representatives thereof and will promptly, at its own expense, but subject to the second sentence of
Section 3(a)(i) hereof: (x) prepare and file with the Commission an amendment to the Registration Statement or amendment or supplement to the Prospectus which will correct such statement or omission or





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effect such compliance; and (y) supply any amended Registration Statement or amended or supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

         (d) The Company will make generally available to the Company's securityholders and to the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act, including Rule 158 thereunder.

         (e) The Company will apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

         (f) The Company will not, and will not allow any majority-owned subsidiary of the Company (each a "Subsidiary" and collectively the "Subsidiaries") to, publicly announce any intention to, and will not itself, and will not allow any Subsidiary to, without the prior written consent of Deutsche Morgan Grenfell Inc., on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise), for a period beginning from the date hereof and continuing to and including the date which is the number of days after the date hereof specified in Schedule I hereto, except pursuant to this Agreement and other than with respect to (w) shares of Common Stock to be issued upon the exercise of warrants to purchase shares of Common Stock, or upon conversion or exchange of securities convertible or exercisable or exchangeable into shares of Common Stock, in each case, which are outstanding on the date hereof and disclosed in the Prospectus,
(x) shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) issued pursuant to any employee benefit plans, qualified and non-qualified stock option plans or other employee compensation plans which are disclosed in the Prospectus, (y) stock bonus or restricted stock awards having an aggregate value, at the time of grant, not in excess of $3 million (the "Excluded Bonus Shares"), and (z) shares of Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for shares of Common Stock) as consideration or in connection with future mergers or other acquisitions by the Company and/or in joint ventures, strategic partnerships or other similar strategic relationships, provided, that with respect to this clause (z), the aggregate value of the shares so issued, and the shares issuable upon conversion, exercise or exchange of any such securities so issued, shall not exceed $20 million.

         (g) Neither the Company nor any of its affiliates, nor any person acting on behalf of any of them will, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or





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manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) (x) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Shares or (y) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (h) The Company will obtain the agreements described in Section 7(f) hereof prior to the First Closing Date.

         (i) If at any time during the period prior to the First Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives' reasonable judgment the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after notice from the Representatives advising the Company to the effect set forth above, forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

         (j) If the Company elects to rely on Rule 462(b), the Company shall both file the Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Securities Act by the earlier of (i) 10:00 P.M. New York City time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act.

         (k) The Company will use its best efforts to cause the Shares to be duly included for quotation on the Nasdaq National Market prior to the First Closing Date. The Company will use all reasonable efforts to ensure that the Shares remain included for quotation on the Nasdaq National Market, or are included for quotation on the New York Stock Exchange or the American Stock Exchange, for a period of five years following the First Closing Date.

Section 4.       Expenses.

         The Company shall bear and pay all costs and expenses incurred incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (i) the fees and expenses of its counsel, accountants and any other experts or advisors retained by the Company; (ii) fees and expenses incurred in connection with the registration of the Shares under the Securities Act and the preparation and filing of the Registration Statement, the Prospectus and all amendments and supplements thereto; (iii) the printing and distribution of the Prospectus and any Preliminary Prospectus and the printing and production of all other documents connected with the Offering (including this Agreement and any other related agreements); (iv) expenses related to the qualification of the Shares under the state securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel





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for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda; (v) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for the Underwriters in connection therewith; (vi) all expenses arising from the quoting of the Shares on the Nasdaq National Market; (vii) all arrangements relating to the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (viii) the costs and expenses of travel, lodging and meals of the Company's employees in connection with the "roadshow" and any other meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters); and (ix) the costs and expenses of advertising relating to the Offering (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters). Subject to the provisions of Section 10, the Underwriters agree to pay all costs and expenses incident to the performance of their obligations under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, all costs associated with the "roadshow" (other than as set forth in clause (viii) above) and the fees and disbursements of counsel to the Underwriters (other than as set forth in clauses (iv) and (v) above).

Section 5.       Representations And Warranties.

         (a) As a condition of the obligation of the Underwriters to underwrite and pay for the Shares, the Company represents and warrants to, and agrees with, each of the several Underwriters as follows:

REGISTRATION STATEMENT AND PROSPECTUS

                          (i)     If the Offering is a Rule 415 Offering (as
specified in Schedule I hereto), paragraph (x) below is applicable and, if the Offering is a Rule 430A Offering (as so specified), paragraph (y) below is applicable.

                                  (x)  The Company meets the requirements for
use of Form S-3 under the Securities Act and has filed with the Commission the Original Registration Statement (the file number of which is set forth in Schedule I hereto) on such Form, including a Basic Prospectus, for registration under the Securities Act of the offering and sale of the Shares, one or more amendments to such Registration Statement may have been so filed, and the Company may have used a Preliminary Prospectus. Such Registration Statement, as so amended, has become effective. The Offering is a Rule 415 Offering and, although the Basic Prospectus may not include all the information with respect to the Shares and the offering thereof required by the Securities Act and the rules thereunder to be included in the Prospectus, the Basic Prospectus includes all such information required by the Securities Act and the rules thereunder to be included therein as of the Effective Date. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such Registration Statement relating to the Shares and the





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offering thereof, with such information as is required or permitted by the
Securities Act and as has been provided to and approved by the Representatives prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Company may also file a Rule 462(b) Registration Statement with the Commission for the purpose of registering certain additional Shares, which registration shall be effective upon filing with the Commission.

                                  (y)  The Company meets the requirements for
the use of Form S-3 under the Securities Act and has filed with the Commission the Original Registration Statement (the file number of which is set forth in Schedule I hereto) on such Form, including a Basic Prospectus, for registration under the Securities Act of the offering and sale of the Shares, and one or more amendments to such Registration Statement, including a Preliminary Prospectus, may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (I) if such Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, a final prospectus supplement to the Basic Prospectus in the form most recently included in an amendment to such Registration Statement (or, if no such amendment shall have been filed, in such Registration Statement), with such changes or insertions as are required by Rule 430A under the Securities Act or permitted by Rule 424(b) under the Securities Act, and as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (II) if such Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to such Registration Statement, including the form of final prospectus supplement to the Basic Prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Company may also file a Rule 462(b) Registration Statement with the Commission for the purpose of registering certain additional Shares, which registration shall be effective upon filing with the Commission.

                          (ii)    The Commission has not issued any order
preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (x) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (y) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (I) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and





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regulations of the Commission thereunder and (II) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing the Prospectus or such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                          (iii)   If the Company has elected to rely on Rule
462(b) and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the Securities Act, or the Commission has received payment of such filing fee.

                          (iv)    The Company has not distributed and, prior to
the later of (x) any Closing Date and (y) the completion of the distribution of the Shares, will not distribute any offering material in connection with the Offering other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.

                          (v)     Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus (x) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (y) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (z) there has not been any material change in the capital stock, short-term or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

THE SHARES

                          (vi)    The Company has an authorized, issued and
outstanding capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. The Shares have been duly authorized by all necessary corporate action of the Company and, after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable at the Closing Date. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the Offering contemplated by this Agreement.

                          (vii)   Except as disclosed in the Prospectus, there
are no outstanding (x) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (y) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, except such as may have been granted in the ordinary course and in ordinary amounts under option plans and stock purchase plans or equity incentive plans disclosed in the Prospectus after April 30, 1998 or the Excluded Bonus Shares, or (z) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, except pursuant to option plans, stock purchase plans or equity incentive plans disclosed in the Prospectus or the Excluded Bonus Shares.

                          (viii)  Except for the shares of capital stock of
each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus and except for the Company's ownership of Class A Common Stock in Venture Finance Software Corp., a Delaware corporation and except as listed on Schedule III hereto.

LISTING

                          (ix)    All of the Shares have been duly authorized
and accepted for quotation on the Nasdaq National Market, subject to official notice of issuance.

MARKET MANIPULATION

                          (x)     Neither the Company nor any of its
affiliates, nor any person acting on behalf of any of them has, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) since the filing of the Original Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

CORPORATE POWER AND AUTHORITY

                          (xi)    The Company has been duly incorporated and is
validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its Subsidiaries, taken as a whole, and has full power and authority to execute and perform its obligations under this Agreement; each Subsidiary of the Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its Subsidiaries, taken as a whole, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are fully paid and nonassessable and, except for directors' qualifying shares or legally required nominee shares and except as otherwise set forth in the Prospectus, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

                          (xii)   The execution and delivery of this Agreement
and the issuance and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (x) as the enforceability thereof may be limited by bankruptcy, insolvency, federal or state fraudulent conveyance or transfer laws, and reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (y) except to the extent that rights to indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.

                          (xiii)  The issuance, offering and sale of the Shares
to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offer and sale of the Shares by the Underwriters, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under: (I) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound; (II) the charter documents or by-laws of the Company or any of its Subsidiaries; or (III) any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its Subsidiaries.

                          (xiv)   The Company is not, and will conduct its
operations in a manner so that it continues not to be, an "investment company" and, after giving effect to the Offering and the application of the proceeds therefrom, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

TITLE, LICENSES AND CONSENTS

                          (xv)    The Company and each of its Subsidiaries have
good and marketable title in fee simple to all items of real property and marketable title to all personal property owned (if any) by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, and any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, in each case except as described in or contemplated by the Prospectus.

                          (xvi)   Except as disclosed in the Prospectus, the
Company and its subsidiaries own, possess or have the right to use, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and except as disclosed in the Prospectus, neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                          (xvii)  The Company and its Subsidiaries possess all
consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

FINANCIAL STATEMENTS

                          (xviii) Ernst & Young LLP, who have certified certain
financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder.

                          (xix)   The consolidated financial statements and
schedules of the Company and its consolidated subsidiaries included or incorporated in the Registration Statement and the Prospectus were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared; the assumptions used in preparing the pro forma financial statements included and incorporated by reference in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma adjustments as of the date thereof give appropriate effect to those assumptions, and the pro forma columns reflected therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

INTERNAL ACCOUNTING CONTROLS

                          (xx)    The Company and each of its Subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management's general or specific authorizations;
(x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (y) access to assets is permitted only in accordance with management's general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


LITIGATION

                          (xxi)   No legal or governmental proceedings are
pending or, to the Company's knowledge threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein; and no statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement are not described or incorporated therein or filed as required.

DIVIDENDS AND DISTRIBUTIONS

                          (xxii)  Except as disclosed in or contemplated by the
Prospectus or as restricted by applicable law, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such Subsidiary's capital stock, repaying to the Company any loans or advances to such Subsidiary from the Company or transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, and the Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock, in each case except as described in or contemplated by the Prospectus.

TAXES

                          (xxiii) The Company has filed all foreign, federal,
state and local tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its Subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other material assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus.

INSURANCE

                          (xxiv)  The Company and each of its Subsidiaries are
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

PENSION AND LABOR

                          (xxv)   The Company is in compliance in all material
respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(y) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                          (xxvi)  No labor dispute with the employees of the
Company or any of its Subsidiaries exists or is threatened or imminent that could have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), properties, management, earnings, business affairs or business prospects, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

ENVIRONMENTAL

                          (xxvii) Neither the Company nor any of its
Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such Subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except for any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

OTHER AGREEMENTS

                          (xxviii) No default by the Company or any of its
Subsidiaries exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound, where such default could have a material adverse effect on the condition (financial or otherwise), properties, management, earnings, business affairs or business prospectus, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement.

ABSENCE OF MATERIALLY ADVERSE CHANGE

                          (xxix)  Subsequent to the respective dates as of
which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its Subsidiaries, taken as a whole, other than as described in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto after the date of this Agreement).

                          (xxx)   No receiver or liquidator (or similar person)
has been appointed in respect of the Company or any Subsidiary of the Company or in respect of any part of the assets of the Company or any Subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any Subsidiary of the Company or for the protection of the Company or any such Subsidiary from its creditors; and the Company has not, and no Subsidiary of the Company has, generally stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

         (b) The above representations and warranties shall be deemed to be repeated at each Closing, and all references therein to the Shares and the Closing Date shall be deemed to refer to the Firm Shares or the Option Shares and the First Closing Date or the applicable Option Closing Date, each as applicable.

Section 6.       Indemnity.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 (i) any untrue statement or alleged untrue statement made by the Company in Section 5 hereof,

                 (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or

                 (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other costs or expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein and provided further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement, alleged untrue statement, omission or alleged omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim or damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) in any case where such delivery of the Prospectus (as amended or supplemented) was required by the Securities Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with

Section 3 hereof. The indemnity provided for in this Section 6 shall be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Representatives or any person who controls any such Representatives is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the Basic Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (ii) the omission or the alleged omission to state in the Registration Statement or any amendment thereto, the Basic Prospectus any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. No Underwriter will, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company, any of its officers and directors, or any controlling person, is a party to such claim, action, suit or proceeding) (other than in the event such Underwriter has made a demand in writing to the Company with respect to reimbursement for expenses incurred with respect to such claim, suit or proceeding in respect of such indemnification and the Company has failed to reimburse such Underwriter for such expenses promptly following such demand), unless such settlement, compromise or consent includes an unconditional release of the Company and such directors, officers and controlling persons from all liability arising out of such claim, action, suit or proceeding.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 6, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c) and the following paragraph (d), the "indemnifying party"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based upon the advice of its counsel) that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated in writing by the Representatives in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses to be reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters (only as among the Underwriters) shall be governed by the provisions of the Deutsche Morgan Grenfell Inc. Master Agreement Among Underwriters. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

Section 7.       Conditions Precedent   The obligations of the several
Underwriters to purchase and pay for the Shares shall be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties of the Company contained in Section 5 herein as of the date hereof and as of each Closing Date, as if made on and as of each Closing Date, to the accuracy of the statements of the Company's officers made pursuant to Section 7(e), to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

         (a) If the Original Registration Statement or any amendment thereto filed prior to the First Closing Date has not been declared effective as of the time of execution hereof, the Original Registration Statement or such amendment shall have been declared effective not later than 6:00 P.M. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 4:30 P.M. New York City time on such date, or 12:00 Noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 4:30 P.M. New York City time on such date, and (ii) if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been declared effective not later than the time confirmations are sent or given as specified by Rule 462(b)(2), or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

         (b) The Representatives shall have received a legal opinion from Fenwick & West, LLP, counsel for the Company, dated the Closing Date, to the effect that:

                 (i) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to its knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and, to the best knowledge of such counsel, no proceedings for that purpose are pending or threatened by the Commission;

                 (ii) the Original Registration Statement and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder;

                 (iii) at January 31, 1998, the Company had an authorized, issued and outstanding capitalization (solely with respect to authorized, issued and outstanding stock) as set forth in the "Capitalization" section of the Prospectus Supplement dated May 21, 1998; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and, assuming payment therefor in accordance with the resolutions authorizing such issuances or in accordance with the terms of the applicable option or warrant, as the case may be, are fully paid and nonassessable, and were not issued in violation of or subject to any statutory preemptive rights, preemptive rights set forth in the Company's Certificate of Incorporation or Bylaws or Material Agreements or to such counsel's knowledge other similar rights to subscribe for or purchase securities of the Company; the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares under applicable law or the Company's Certificate of Incorporation or Bylaws or Material Agreements; and to such counsel's knowledge, no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the Offering contemplated by this Agreement; for purposes of this Agreement, "Material Agreement" is defined as any agreement filed or which would be required to be filed as an Exhibit to an Annual Report on Form 10-K of the Company pursuant to Item 601(b)(10) or Regulation S-K as if such Form 10-K was being filed as of the date of such opinion for the first time, as certificated to such counsel by the Company.

                 (iv) all of the Shares have been duly authorized and accepted for quotation on the Nasdaq National Market, subject to official notice of issuance;

                 (v) the Company and each of its United States domestic Subsidiaries listed in Exhibit 22 to the most recently filed Annual Report on Form 10-K of the Company incorporated by reference in the Registration Statement have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation; to such counsel's knowledge, the Company and each of its Subsidiaries have full power and authority to own, lease and operate their respective properties and assets and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it; all of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for directors' qualifying shares or legally required nominee shares and as otherwise set forth in the Prospectus, are owned beneficially by the Company, to the knowledge of such counsel, free and clear of any perfected security interests or any other security interests, liens, encumbrances, equities or claims;

                 (vi) the statements set forth under the headings "Recent Events--Proposed Acquisition of Lacerte," "Risk Factors--Risks of Pending Acquisition," "Description of Capital Stock" and "Underwriting" in the Prospectus and under Item 15 in the Registration Statement and under "Proposed Acquisition of Lacerte" in the Form 8-K dated May 18, 1998, and the first sentence set forth in the second paragraph under the heading "Risk Factors--Year 2000 Risks and Litigation" in the Prospectus, insofar as such statements constitute a summary of the laws, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such laws, documents and proceedings in all material respects as required by the Securities Act and the Exchange Act and the respective rules and regulations thereunder;

                 (vii) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

                 (viii) the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as (A) have been obtained or made (and specified in such opinion), (B) may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Shares by the Underwriters, (C) may be required by any foreign jurisdiction or under the bylaws or rules of the NASD in connection with the offer and sale of the Shares by the Underwriters or (D) may be described in the Prospectus, or (y) to such counsel's knowledge, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Material Agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any United States domestic court or other United States domestic governmental authority or any arbitrator known to such counsel and applicable to the Company or its subsidiaries;

                 (ix) the Company is not an "investment company" and, after giving effect to the Offering and the application of the proceeds therefrom, will not be an "investment company", as such term is defined in the 1940 Act; and

                 (x) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described or incorporated in the Registration Statement or the Prospectus and are not described or incorporated therein or any statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or incorporated therein or filed as required.

         Such opinion shall also state such counsel has participated in certain conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for, nor has such counsel independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that have caused such counsel to believe that either the Registration Statement, at the time of such Registration Statement became effective, or the Prospectus as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except, in the cease of both the Registration Statement and the Prospectus, for the financial statements, notes thereto and other schedules, financial and accounting information and statistical data contained therein, as to which such counsel need express no view).

                 In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and of public officials.

                 References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion. The opinions of issuer's counsel described herein shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (c) The Representatives shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the Closing Date, covering the issuance and sale of the Shares, the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (d) The Representatives shall have received from Ernst & Young LLP with respect to the Company and from Price Waterhouse LLP with respect to Lacerte Software Corporation, a Delaware corporation, and Lacerte Educational Services, Inc., a Delaware Corporation (together, "Lacerte") a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof. In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (I) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (II) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof. References to the

Registration Statement and the Prospectus in this paragraph (d) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

         (e) The Company shall have furnished or caused to be furnished to the Underwriters at the Closing a certificate of its (A) Chairman of the Board or its President or Chief Executive Officer and its (B) Vice President, Chief Financial Officer and Chief Accounting Officer satisfactory to the Underwriters to the effect that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Registration Statement, as amended as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                 (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto after the date of this Agreement), neither the Company nor any of its Subsidiaries has sustained any material loss or material interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change (including, without limitation, a change in management or control), or development involving a prospective material adverse change, in the condition (financial or otherwise), management, earnings, properties, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

         (f) The Representatives shall have received from each person who is a director or executive officer of the Company an agreement dated on or before the date of this Agreement to the effect that such person will not publicly announce any intention to and will not, without the prior written consent of the Representatives on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by such person on the date hereof or hereafter acquired, for a period beginning from the date hereof and continuing to and including the date which is the number of days after the date hereof specified in Schedule I hereto; provided, however, that such person may, without the prior written consent of the Representatives on behalf of the Underwriters, transfer shares of Common Stock or such other securities to members of such person's immediate family or to trusts for the benefit of members of such person's immediate family or in connection with bona fide gifts, provided, that any transferee agrees to the transfer restrictions described above; provided further, that the foregoing restrictions shall not apply to an aggregate of 89,200 shares of Common Stock issuable upon the exercise of a warrant held by Michael R. Hallman.

         (g) Prior to the commencement of the Offering, the Company shall have made an application for the quotation of the Shares on the Nasdaq National Market and the Shares shall have been included for trading on the Nasdaq National Market, subject to official notice of issuance.

         (h) On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

         All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

         The respective obligations of the several Underwriters to purchase and pay for any Shares shall be subject, in their discretion, to each of the foregoing conditions to purchase the Shares, except that all references therein to the Shares and the Closing Date shall be deemed to refer to the Firm Shares or the Option Shares and the First Closing Date or the related Option Closing Date, each as applicable.

Section 8. Default of Underwriters. If, at the First Closing, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate number of the Shares to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons

(who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the First Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in
Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non- defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, at the First Closing, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than ten per cent of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, at any Option Closing, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Shares or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 9. Termination. This Agreement shall be subject to termination in the sole discretion of the Representatives by notice to the Company given prior to any Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to any Closing Date, (a) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Commission or the New York Stock Exchange or the Nasdaq National Market; (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof; or (e) the Company or any of its Subsidiaries shall have, in the reasonable judgment of the Representatives, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or there shall have been any materially adverse change (including, without limitation, a change in management or control), or a development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, properties, business affairs or business prospects, stockholders' equity, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto after the date of this Agreement). Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of the Company in relation to expenses as provided in Sections 4 and 10 hereof, the indemnity provided in Section 6 hereof and any liability arising before or in relation to such termination.

Section 10. Reimbursement of Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any termination pursuant to Section 9 hereof (other than by reason of a default by any of the Underwriters), the Company shall reimburse the Underwriters, severally upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

Section 11. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and in the third and seventh paragraphs under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Section 5(a)(ii) and Section 6 hereof. The Underwriters confirm that such statements (to such extent) are correct.

Section 12. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by telex, facsimile or telephone (subject in the case of a communication by telephone to confirmation by telex or facsimile) addressed to:

                 in the case of the Company:

                 Intuit Inc.
                 2550 Garcia Avenue
                 Mountain View, CA  94043
                 Telephone: (650) 944-6656
                 Facsimile: (650) 944-6622
                 Attention:  Catherine L. Valentine, Esq.

                 in the case of the Underwriters:

                 Deutsche Morgan Grenfell Inc.
                 31 West 52nd Street
                 New York, New York 10019
                 Telephone:  (212) 469-7151
                 Facsimile: (212) 469-8173
                 Attention:  Thomas Curtis, Esq.

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.

Section 13.      Miscellaneous.

         (a)     Time shall be of the essence of this Agreement.

         (b) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.

         (c) For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange is open for trading, and (b) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

         (d) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement and any party may enter into this Agreement by executing a counterpart.

         (e) This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 6 hereof shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 6 hereof shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase.

         (f) The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 6 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 4, 6 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 14. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15. Governing Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Deutsche Morgan Grenfell Inc. Master Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        INTUIT INC.


                                        By   /s/ William Campbell
                                           --------------------------------
                                           Name: William Campbell
                                           Title: President & CEO


The foregoing Agreement is hereby
confirmed and accepted as of the date
specified in Schedule I hereto.

DEUTSCHE MORGAN GRENFELL INC.
MORGAN STANLEY & CO. INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
BT ALEX BROWN
WILLIAM BLAIR & COMPANY, L.L.C.
HAMBRECHT & QUIST LLC
NATIONSBANC MONTGOMERY SECURITIES LLC

By:  DEUTSCHE MORGAN GRENFELL INC.

By:  /s/ William J.B. Brady, III
   --------------------------------
    Name: William J.B. Brady, III
    Title: Managing Director

                                   SCHEDULE I


Underwriting Agreement dated:  May 21, 1998


Representatives:  None


Type of Offering:  Rule 415 Offering


Amount and Purchase Price of Securities:

    Number of Firm Shares:                 9,000,000

    Number of Option Shares:               1,350,000

    Purchase price per share:                $45.675


Closing Date, Time and Location:  May 28, 1998 at the offices of Fenwick & West
                                  LLP, Two Palo Alto Square, Palo Alto,
                                  California 94306


Registration Statement No. 33-99646 and 333-50417 (together, the "Original Registration Statement")


Number of days referred to in Section 3(f): 90 days

Number of days referred to in Section 7(f): 90 days

                                  SCHEDULE II

                                                                The Underwriters
                 Underwriter                                                         Underwriting commitment
                 -----------                                                         -----------------------
                 Deutsche Morgan Grenfell Inc. . . . . . . . . . . . . . . .                3,600,000
                 Morgan Stanley & Co. Incorporated . . . . . . . . . . . . .                3,510,000
                 BancAmerica Robertson Stephens  . . . . . . . . . . . . . .                  378,000
                 BT Alex Brown . . . . . . . . . . . . . . . . . . . . . . .                  378,000
                 William Blair & Company, L.L.C. . . . . . . . . . . . . . .                  378,000
                 Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . .                  378,000
                 NationsBanc Montgomery Securities LLC . . . . . . . . . . .                  378,000
                                                                                            ---------
                 Total . . . . . . . . . . . . . . . . . . . . . . . . . . .                9,000,000


                                  SCHEDULE III

Private Companies

Direct Link Software -- 100 shares of Common Stock (March 5, 1993)

Financial Technologies International Corporation -- 10,000 shares of Series B Convertible Preferred Stock (April 20, 1998)

GHR Systems, Inc. -- 2,635 shares of Series D Preferred Stock

Just In Time Solutions, Inc. -- 800,000 shares of Series A Preferred Stock (February 25, 1998)

Venture Finance Software Corp. -- 880,000 shares of Class A Common Stock (May 4, 1998)

Verisign, Inc. -- 250,000 shares of Series C Preferred Stock (November 18,
1996)

Public Companies

Concentric Network Corporation -- 127,041 shares of Common Stock (August 1,
1997)

Checkfree Corporation -- 9,340,000 shares of Common Stock (February 11, 1997)

Excite, Inc. -- 2,000,000 shares of Common Stock (June 25, 1997)





                                      II-2